UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

World Wrestling Entertainment, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

World Wrestling Entertainment, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WWE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On September 12, 2023 (the “Closing Date”), pursuant to the Transaction Agreement, dated as of April 2, 2023 (the “Transaction Agreement”), by and among Endeavor Group Holdings, Inc. (“Endeavor”), Endeavor Operating Company, LLC (“EOC”), TKO Operating Company, LLC (f/k/a Zuffa Parent, LLC) (“TKO OpCo”), World Wrestling Entertainment, Inc. (“WWE”), TKO Group Holdings, Inc. (f/k/a New Whale Inc.) (“TKO”), and Whale Merger Sub Inc. (“Merger Sub”), (i) WWE undertook certain internal restructuring steps as further described in the Transaction Agreement; (ii) Merger Sub merged with and into WWE (the “Merger”), with WWE surviving the Merger (the “Surviving Entity”) and becoming a direct wholly owned subsidiary of TKO; (iii) immediately following the Merger, TKO caused the Surviving Entity to be converted into a Delaware limited liability company (“WWE LLC”) and TKO became the sole managing member of WWE LLC (the “Conversion”); and (iv) following the Conversion, TKO (x) contributed all of the equity interests of WWE LLC to TKO OpCo in exchange for 49% of the membership interests in TKO OpCo on a fully diluted basis, and (y) issued to EOC and certain of Endeavor’s other subsidiaries a number of shares of TKO’s Class B common stock, par value $0.00001 per share (the “TKO Class B Common Stock”), representing, in the aggregate, 51% of the total voting power of TKO’s stock on a fully-diluted basis, in exchange for a payment equal to the par value of such TKO Class B Common Stock (the transactions described in the foregoing, collectively, the “Transactions”).

The Transaction Agreement and the transactions contemplated thereby, including the Merger and the other Transactions, were previously described in the Registration Statement on Form S-4 (Registration No. 333-271893) filed by TKO and WWE (as amended, the “Registration Statement”) and in the information statement/prospectus of TKO and WWE, dated August 22, 2023 (the “Information Statement/Prospectus”).

Item 1.01. Entry into a Material Definitive Agreement.

First Supplemental Indenture

On the Closing Date, WWE, TKO and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into the First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture, dated as of December 16, 2016 (the “Indenture”), between WWE and the Trustee, relating to WWE’s 3.375% Convertible Senior Notes due 2023 (the “Notes”). As of the date hereof, approximately $4.2 million aggregate principal amount of the Notes are outstanding.

The First Supplemental Indenture provides that, from and after the Effective Time (as defined below), the right to convert each $1,000 principal amount of the Notes was changed into a right to convert such principal amount of the Notes into a number of units of Reference Property (as defined in the Indenture) equal to the conversion rate then in effect. Upon consummation of the Merger, the conversion rate of the Notes is 40.1405 units of Reference Property, each unit of which constitutes one share of TKO Class A common stock. In addition, TKO has agreed to become a co-obligor of all the obligations under the Notes and the Indenture as provided in the First Supplemental Indenture.

The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the full text of the Indenture and the First Supplemental Indenture, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Transactions, on September 11, 2023, WWE terminated the Amended and Restated Credit Agreement, dated as of May 24, 2019, by and among WWE, as borrower, the subsidiary guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified).

Item 2.01 Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), (x) each outstanding share of WWE’s Class A common stock, par value $0.01 per share (the “WWE Class A Common Stock”), and (y) each outstanding share of WWE’s Class B common stock, par value $0.01 per share (the “WWE Class B Common Stock,” and together with the WWE

Class A Common Stock, the “WWE Common Stock”), that was outstanding immediately prior to the Effective Time, but excluding any Cancelled WWE Shares, was, in each case, converted automatically into the right to receive one share of TKO Class A Common Stock.

In addition, at the Effective Time, (i) each award of WWE Restricted Stock Units (each, an “RSU”) outstanding immediately prior to the Effective Time (including each award of RSUs held following conversion of WWE Performance Stock Units granted in 2023 (each a “2023 PSU”) as described below) was converted into an award of restricted stock units, on the same terms and conditions as were applicable under the award of RSUs immediately prior to the Effective Time (including any provisions for acceleration), with respect to a number of shares of TKO Class A Common Stock equal to the number of shares of WWE Class A Common Stock subject to such award of RSUs, and (ii) each award of WWE Performance Stock Units (each, a “PSU”) outstanding immediately prior to the Effective Time (excluding, for the avoidance of doubt, the 2023 PSUs) was converted into an award of performance stock units, on the same terms and conditions as were applicable under the award of PSUs immediately prior to the Effective Time (including any provisions for acceleration), with respect to a number of shares of TKO Class A Common Stock equal to the number of shares of WWE Class A Common Stock subject to such award of PSUs. Prior to the Effective Time, each award of 2023 PSUs was adjusted into an award of RSUs with respect to a number of shares of WWE Class A Common Stock subject to such award of 2023 PSUs (assuming that the performance condition was satisfied at target), with such RSUs vesting in three equal annual installments, on July 20 of each of 2024, 2025 and 2026, subject to the applicable employee’s continued employment or service through the applicable vesting date (and otherwise remaining subject to the same terms and conditions as were applicable under the award of 2023 PSUs immediately prior to such conversion (including any provisions for acceleration of vesting)).

Other than certain shares issued to Vincent K. McMahon, the issuance of shares of TKO Class A Common Stock to stockholders of WWE in connection with the Transactions, as described above, was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-271893) (as amended, the “Registration Statement”), filed by TKO and WWE with the Securities and Exchange Commission (“SEC”) and declared effective on August 22, 2023. The joint information statement/prospectus of TKO and WWE (the “Joint Information Statement/Prospectus”) included in the Registration Statement contains additional information about the Transactions. The description of TKO Common Stock set forth in the section entitled “Description of New PubCo’s Capital Stock” in the Joint Information Statement/Prospectus is incorporated herein by reference.

The foregoing description of the Transaction Agreement and the Transactions is qualified in its entirety by reference to the full text of the Transaction Agreement, a copy of which is filed as Exhibit 2.1 of this Current Report on Form 8-K and is incorporated by reference herein.

Prior to the Effective Time, shares of WWE Class A Common Stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on The New York Stock Exchange (the “NYSE”). As a result of the Transactions, shares of WWE Class A Common Stock are no longer traded or listed on the NYSE, and have been substituted for shares of TKO Class A Common Stock listed on the NYSE. As of the open of trading on September 12, 2023, shares of TKO Class A Common Stock now trade on the NYSE under the ticker symbol “TKO.”

On the Closing Date, WWE LLC notified the NYSE of the consummation of the Transactions and requested that the NYSE file with the SEC a notification of removal from listing on Form 25 in order to delist the WWE Class A Common Stock from the NYSE and deregister the WWE Class A Common Stock under Section 12(b) of the Exchange Act. WWE LLC also intends to file a Form 15 with the SEC to terminate its registration under the Exchange Act in respect of the shares of WWE Class A Common Stock and suspend its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act.

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note, Item 2.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Explanatory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective concurrently with the Effective Time, the directors of WWE ceased to be directors of WWE pursuant to the terms of the Transaction Agreement, and Nick Khan became the sole director of WWE. Effective concurrently with the Conversion, Nick Khan ceased to be a director of WWE and TKO became the sole managing member of WWE LLC. The directors’ resignations were not the result of any disagreement with WWE or any matter related to WWE’s operations, policies or practices.

Executive Officers

All officers of WWE, including WWE’s principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer, ceased to be officers of WWE upon execution by TKO of the amended and restated limited liability company agreement of WWE LLC, dated as of September 12, 2023 (the “A&R WWE LLCA”). The officers’ departures were not the result of any disagreement with WWE or any matter related to WWE’s operations, policies or practices. Pursuant to the A&R WWE LLCA, Nick Khan was appointed President of WWE LLC.

Biographical information and business experience required by Item 5.02 with respect to Nick Khan as President of WWE LLC is described under the section “PROPOSAL 1—ELECTION OF DIRECTORS” in WWE’s proxy statement on Schedule 14A for the 2023 annual meeting of stockholders filed with the SEC on April 7, 2023 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Conversion and pursuant to the Transaction Agreement, at the Effective Time, WWE converted into a Delaware limited liability company. A copy of each of the A&R WWE LLCA and Certificate of Formation is filed as Exhibit 3.1 and Exhibit 3.3, respectively, to this Current Report and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Transaction Agreement, dated as of April 2, 2023, by and among Endeavor Group Holdings, Inc., Endeavor Operating Company, LLC, TKO Operating Company, LLC (f/k/a Zuffa Parent, LLC), World Wrestling Entertainment, LLC (f/k/a World Wrestling Entertainment, Inc.), TKO Group Holdings, Inc. (f/k/a New Whale Inc.), and Whale Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of WWE’s Current Report on Form 8-K filed with the SEC on April 3, 2023)

3.1	Amended and Restated Limited Liability Company Agreement of World Wrestling Entertainment, LLC, dated as of September 12, 2023

3.2	Certificate of Conversion of World Wrestling Entertainment, Inc.

3.3	Certificate of Formation of World Wrestling Entertainment, LLC

4.1	Indenture, dated as of December 16, 2016, between World Wrestling Entertainment, LLC (f/k/a World Wrestling Entertainment, Inc.) and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 of WWE’s Current Report on Form 8-K filed with the SEC on December 12, 2016)

4.2	First Supplemental Indenture, dated as of September 12, 2023, among World Wrestling Entertainment, Inc., TKO Group Holdings, Inc. and U.S. Bank Trust Company, National Association, as trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant or any successor entity agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, LLC

Date: September 12, 2023	By:	/s/ Nick Khan
Name: Nick Khan
Title: President